Exhibit 4.61

LOAN ASSIGNMENT AGREEMENT

Dome Resources (PNG) Limited

and

Dome Resources Pty Limited

and

DRD (Isle of Man) Limited

and

Tolukuma Gold Mines Limited

O’BRIENS [LOGO]

Lawyers
Level 5
Defens Haus
Cnr of Hunter St & Champion Pde
PORT MORESBY

Telephone                                       +675 308 8300
Facsimile                                               +675 308 8399

TABLE OF CONTENTS

1.	DEFINED MEANINGS

2.	ASSIGNMENT OF LOAN

3.	RESTATEMENT OF ACCOUNT AND TERMS

4.	GENERAL PROVISIONS

5.	DEFINITIONS AND INTERPRETATION

i

LOAN ASSIGNMENT AGREEMENT

DATED	NOVEMBER 21, 2003

PARTIES

1.                                       Dome Resources (PNG) Limited (Company No. 1-18497) of c/- O’Briens Lawyers, Level 5, Defens Haus, Cnr Hunter Street & Champion Parade, Port Moresby, NCD, Papua New Guinea (Dome).

2.                                       Dome Resources Pty Limited (ACN 220 752 641) (formerly Dome Resources NL) of c/- Level 2, 62 Collins Street, West Perth, Western Australia 6005, Australia (NL).

3.                                       DRD (Isle of Man) Limited (Company No. 94445C) the Company incorporated under the laws of the Isle of Man, having its registered office at Grosvenor House, 67/67 Athol Street, Douglas, Isle of Man (DRD IoM).

4.                                       Tolukuma Gold Mines Limited a Company incorporated under the laws of the Independent State of Papua New Guinea and having its registered office at c/- O’Briens, Level 5, Defens haus, Cnr Hunter Street & Champion Parade, Port Moresby, NCD, Papua New Guinea (TGM).

BACKGROUND

A.                                   Dome has lent the sum of PGK22,621,000.00 to TGM and such loan stands as an asset in the books of Dome.

B.                                     Dome obtained the funds for the loan by way of borrowing from NL in Australian Dollars.

C.                                     Dome has agreed with DRD IoM for DRD IoM to acquire the loan from Dome in consideration for DRD IoM accepting a novation and assuming the liabilities of Dome to NL to repay the amount sought from NL which Dome on lent to TGM in Australian Dollars.

D.                                    TGM also borrowed a further amount of A$5,982,252.00 from NL and NL has agreed to assign that Loan to DRD IoM for face value in the sum of A$5,982,252.00.

E.                                      The parties now wish to record the  terms of the assignment in this document.

OPERATIVE PROVISIONS

1.                                      DEFINED MEANINGS

Words used in this document and the rules of interpretation that apply are set out and explained in the definitions and interpretation clause at the back of this document.

2.                                      ASSIGNMENT OF LOAN

2.1                               TGM Borrowing from Dome

In consideration of DRD IoM assuming the obligations of Dome to repay monies to NL, Dome assigns and transfers to DRD IoM all of its right, title and interest in the TGM Loan.

In consideration of Dome assigning all of its right, title and interest in the TGM Loan, DRD IoM hereby takes a transfer of, and assumes the obligations of Dome to NL under, the Dome Loan to the extent of the Assumption Amount in substitution for Dome.

NL accepts the transfer and assumption of the obligations of Dome under the Dome Loan to DRD IoM and forever releases and holds harmless Dome from the obligations transferred to DRD IoM.

2.2                               Dome borrowing from NL

Subject to the assignment of the TGM/NL Loan and the assumption by DRD IoM of Dome’s obligation to repay to NL that portion of the Dome Loan represented in the Assumption Amount, and as further consideration for the assignment and assumption by DRD IoM, NL assigns to DRD IoM the balance of the Dome Loan after deduction of the Assumption Amount.

2.3                               TGM borrowing from NL

In consideration of DRD IoM paying the sum of A$5,982,252.00 to NL, NL assigns and transfers to DRD IoM all its right, title and interest in the TGM/NL Loan.

3.                                      RESTATEMENT OF ACCOUNT AND TERMS

3.1                               Conversion of Currency

The TGM Loan from Dome to assigned pursuant to clause 2 above standing in the sum of PGK 22,621,000.00 as at the date of this agreement by further agreement between the  parties will stand as of the date of this agreement denominated in US Dollars by conversion at the ANZ mid-rate on the date of this agreement and TGM shall be obliged to repay the loan to DRD IoM in US Dollars.

3.2                               Interest Rate Applicable and Repayment Date

TGM and DRD IoM agree that the TGM Loan, the TGM/NL Loan and the Dome Loan on and from their assignment will bear interest at the rate of LIBOR rate for 90 day commitments of US Dollars from time to time plus 2.5% and will be repayable upon demand.

4.                                      GENERAL PROVISIONS

4.1                               Costs

Each party must pay its own costs in relation to:

(a)                                  the negotiation, preparation, execution, performance, amendment or registration of, or any consent given or made; and

(b)                                 the performance of any action by that party in compliance with any liability arising, under this document, or any agreement or document executed or effected under this document, unless this document provides otherwise.

4.2                               Assignment

A party must not transfer any right or liability under this document without the prior consent of each other party, except where this document provides otherwise.

4.3                               Notices

(a)                                  Any notice to or by a party under this document must be in writing and signed by the sender or, if a corporate party, an authorised officer of the sender.

(b)                                 Any notice may be served by delivery in person or by post or transmission by facsimile to the address or number of the recipient specified in this provision or most recently notified by the recipient to the sender.

(c)                                  Any notice is effective for the purposes of this document upon delivery to the recipient or production to the sender of a facsimile transmittal confirmation report before 4.00pm local time on a day in the place in or to which the written notice is delivered or sent or otherwise at 9.00am on the next day following delivery or receipt.

4.4                               Governing Law and Jurisdiction

(a)                                  This document is governed by and construed under the law in Papua New Guinea.

(b)                                 Any legal action in relation to this document against any party or its property may be brought in any court of competent jurisdiction in Papua New Guinea.

(c)                                  Each party by execution of this document irrevocably, generally and unconditionally submits to the non-exclusive jurisdiction of any court specified in this provision in relation to both itself and its property.

4.5                               Amendments

Any amendment to this document has no force or effect, unless effected by a document executed by the parties.

4.6                               Third parties

This document confers rights only upon a person expressed to be a party, and not upon any other person.

4.7                               Precontractual negotiation

This document:

(a)                                  expresses and incorporates the entire agreement between the parties in relation to its subject-matter, and all the terms of that agreement; and

(b)                                 supersedes and excludes any prior or collateral negotiation, understanding, communication or agreement by or between the parties in relation to that subject-matter or any term of that agreement.

4.8                               Further assurance

Each party must execute any document and perform any action necessary to give full effect to this document, whether before or after performance of this document.

4.9                               Continuing performance

(a)                                  The provisions of this document do not merge with any action performed or document executed by any party for the purposes of performance of this document.

(b)                                 Any representation in this document survives the execution of any document for the purposes of, and continues after, performance of this document.

(c)                                  Any indemnity agreed by any party under this document:

(i)                                     constitutes a liability of that party separate and independent from any other liability of that party under this document or any other agreement; and

(ii)                                  survives and continues after performance of this document.

4.10                        Remedies

The rights of a party under this document are cumulative and not exclusive of any rights provided by law.

4.11                        Severability

Any provision of this document which is invalid in any jurisdiction is invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this document or the validity of that provision in any other jurisdiction.

4.12                        Counterparts

This agreement may be executed in any number of counterparts each of which when taken together will constitute one and the same instrument.

5.                                      DEFINITIONS AND INTERPRETATION

5.1                               Definitions

In this document unless the context otherwise requires:

Assumption Amount means the amount PGK22,621,000.00 converted to Australian Dollars at the ANZ mid-rate of exchange on the date of this agreement resulting in, an amount of liability by Dome to NL under the Dome Loan being assumed by DRD IoM in that amount.

Dome Loan means a loan in Australian Dollars made by NL to Dome and standing in the sum of A$32,942,236.00 as at 30 June 2003.

TGM Loan means the loan from Dome to TGM in the amount of PGK22,621,000.00.

TGM/NL Loan means the loan by NL to TGM in the sum of A$5,982,252.00.

5.2                               Interpretation

In this document unless the context otherwise requires:

(a)                                  clause and subclause headings are for reference purposes only;

(b)                                 the singular includes the plural and vice versa;

(c)                                  words denoting any gender include all genders;

(d)                                 reference to a person includes any other entity recognised by law and vice versa;

(e)                                  where a word or phrase is defined its other grammatical forms have a corresponding meaning;

(f)                                    any reference to a party to this document includes its successors and permitted assigns;

(g)                                 any reference to any agreement or document includes that agreement or document as amended at any time;

(h)                                 the use of the word includes or including is not to be taken as limiting the meaning of the words preceding it;

(i)                                     the expression at any time includes reference to past, present and future time and the performance of any action from time to time;

(j)                                     an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(k)                                  an agreement, representation or warranty on the part of two or more persons is for the benefit of them jointly and severally;

(l)                                     reference to an item is a reference to an item in the schedule to this document;

(m)                               reference to an exhibit, annexure, attachment or schedule is a reference to the corresponding exhibit, annexure, attachment or schedule in this document;

(n)                                 reference to a provision described, prefaced or qualified by the name, heading or caption of a clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment in this document means a cross reference to that clause, subclause, paragraph, schedule, item, annexure, exhibit or attachment;

(o)                                 when a thing is required to be done or money required to be paid under this document on a day which is not a Business Day, the thing must be done and the money paid on the immediately preceding Business Day; and

(p)                                 reference to a statute includes all regulations and amendments to that statute and any statute passed in substitution for that statute or incorporating any of its provisions to the extent that they are incorporated.

EXECUTED as an agreement.

SIGNED by TOLUKUMA GOLD MINES LIMITED in the presence of:

/s/ Mark Wellesley-Wood
Authorised Representative
Signature of witness

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SIGNED by DOME RESOURCES (PNG) LIMITED in the presence of:

/s/ Mark Wellesley-Wood
Authorised Representative
Signature of witness

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SIGNED by DOME RESOURCES PTY LTD (formerly DOME RESOURCES NL) in the presence of:

/s/ Mark Wellesley-Wood
Authorised Representative
Signature of witness

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SIGNED by DRD Isle of Man Limited in the presence of:

/s/ Mark Wellesley-Wood
Authorised Representative
Signature of witness

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